Exhibit 21.1

SUBSIDIARIES OF ALAMO GROUP INC.

Name	Jurisdiction of Incorporation
Alamo Group (USA) Inc. (1)	Delaware
Alamo Group Europe Limited (1)	United Kingdom
Alamo Group (Canada) Inc. (1)	New Brunswick
Alamo Group Brazil I, Inc. (1)	Delaware
Alamo Group Brazil II, Inc. (1)	Delaware
Gradall Industries, Inc. (2)	Delaware
NP Real Estate Inc. (2)	Ohio
Bush Hog, Inc. (2)	Delaware
Henke Manufacturing Corporation (2)	Kansas
Alamo Group (TX) Inc. (2)	Texas
Alamo Group Services Inc.(2)	Delaware
Alamo Group Management Inc. (2)	Texas
Tenco Industries Inc. (2)	Delaware
Alamo Sales Corp. (2)	Delaware
Alamo Group (IL) Inc. (2)	Delaware
Tiger Corporation (2)	Nevada
Howard P. Fairfield LLC (2)	Delaware
Super Products LLC (2)	Delaware
Wausau Equipment Company Inc. (2)	Delaware
Terrain King Corporation (2)	Nevada
Schwarze Industries, Inc. (2)	Alabama
Schwarze Industries Australia PTY Ltd. (3)	Australia
Schulte (USA) Inc. (2)	Florida
Alamo Group (SMC) Inc. (2)	Nevada
Nite-Hawk Sweepers, LLC (2)	Washington
ALG (HK) Limited (2)	Hong Kong
Alamo Group (IA) Inc. (2)	Nevada
Alamo Group (VA) Inc. (2)	Delaware
Alamo Group (FR) SAS (4)	France
Alamo Manufacturing Services (UK) Limited (4)	United Kingdom
McConnel Ltd. (4)	United Kingdom
Twose of Tiverton Ltd. (5)	United Kingdom
Spearhead Machinery Ltd. (4)	United Kingdom
Bomford & Evershed Ltd. (5)	United Kingdom
Bomford Turner Ltd. (5)	United Kingdom
Turner International (ENG) Ltd. (5)	United Kingdom
SMA Faucheux SAS (6)	France
Kellands Agricultural Ltd. (4)	United Kingdom
Forges Gorce SAS (6)	France
Rousseau SAS (6)	France
Rivard SAS (6)	France
Schulte Industries Ltd. (7)	New Brunswick
Tenco Inc. (7)	New Brunswick
ALG (Beijing) Trading Co. Ltd. (9)	China
Everest Equipment Co. (7)	Nova Scotia
Super Products Canada Inc. (7)	Alberta
Superior Equipment PTY Ltd. (10)	Australia
Fieldquip PTY Ltd. (10)	Australia
Alamo Brasil Participacoes Ltda. (11)	Brazil
Herder Implementos e Maquinas Agricolas Ltda. (12)	Brazil
_____________________

(1)	100% owned by Alamo Group Inc.
(2)	100% owned by Alamo Group (USA) Inc.
(3)	100% owned by Schwarze Industries, Inc.
(4)	100% owned by Alamo Group (Europe) Limited
(5)	100% owned by Alamo Manufacturing Services (UK) Limited
(6)	100% owned by Alamo Group (FR) SAS
(7)	100% owned by Alamo Group (Canada) Inc.
(8)	100% owned by SMA SAS
(9)	100% owned by ALG (HK) Limited
(10)	100% owned by Schwarze Industries Australia PTY Ltd.
(11)	90% owned by Alamo Group Brazil I, Inc. 10% owned by Alamo Group Brazil II, Inc.
(12)	100% owned by Alamo Brasil Participacoes Ltda.